UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :		March 20, 2013
	(	March 19, 2013)

DISCOUNT DENTAL MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54381	26-1974399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13455 Noel Road, Suite 1000 Dallas, TX 75240
(Address of principal executive offices) (zip code)

(949) 415-7478
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about March 19, 2013, Mr. Wesley Tate submitted his resignation as our Interim President, effective immediately.

On March 19, 2013, Mr. Eric Clemons was appointed as our new President, effective immediately.

Eric Clemons. Prior to joining Discount Dental, from 1997 until 2010, Mr. Clemons served as President and Chief Operating Officer for GTC Telecom Corp, a publicly-traded Nevada Corporation that operated in Costa Mesa, California. The company provided telecommunication services, including long distance telephone services, calling card services and various Internet related services including Internet Service Provider access and Web Page Hosting. In addition, the company developed an international subsidiary offering call center and IT support services in India. While serving in this capacity, Mr. Clemons was instrumental in growing the company’s annual revenues from $500,000 per year to over $17 million per year. In a span of 9 years, GTC Telecom generated total revenues of over $75 million dollars. Since 2010, Mr. Clemons has been providing management and financial consulting services to small-to-mid sized public companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discount Dental Materials, Inc.
a Nevada corporation

Dated: March 20, 2013	By:	/s/ Wesley Tate
Wesley Tate
Chief Financial Officer

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